Exhibit 99.1

Lpath, Inc. Announces $12.5 Million Registered Direct Offering

San Diego, September 19, 2014: Lpath, Inc. (NASDAQ: LPTN), the industry leader in bioactive lipid-targeted therapeutics, announced today that it has entered into definitive agreements to sell 3,605,042 registered shares of common stock and 3,605,042 unregistered warrants in a registered direct offering.  The combined purchase price for one registered share of common stock and one unregistered warrant to purchase one unregistered share of common stock will be $3.475.  The warrants have an exercise price of $3.36, are immediately exercisable and will terminate on the five-year anniversary of issuance.  The closing of the offering is expected to occur on or about September 24, 2014, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the exclusive placement agent for the offering.

Lpath intends to use the net proceeds from the offering for research and development activities, operating costs, capital expenditures and for general corporate purposes, including working capital.  Lpath may also use a portion of the net proceeds to invest in or acquire businesses or technologies that it believes are complementary to its own, although it has no current plans, commitments or agreements with respect to any acquisitions as of the date hereof.

The shares of common stock are being offered by Lpath pursuant to a shelf registration statement on Form S-3 (file no. 333-190651), which was declared effective on August 23, 2013 by the Securities and Exchange Commission (SEC). The shares may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement relating to the offering of the shares will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.  The warrants are being offered in a private placement under Section 4(a)(2) under the Securities Act of 1933 (the “Securities Act”), and Rule 506(c) promulgated thereunder and have not been registered under the Securities Act.  Pursuant to a Registration Rights Agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Lpath:  San Diego-based Lpath, Inc. (NASDAQ: LPTN), an antibody-platform company, is the category leader in lipid-targeted therapeutics. The company’s ImmuneY2™ drug-discovery engine has the unique ability to generate therapeutic antibodies that bind to and inhibit bioactive lipids that contribute to disease. The company has developed four drug candidates, two of which—iSONEP for wet AMD and ASONEP for cancer—are currently being investigated in Phase 2 trials. Lpath is also moving towards the clinic with Lpathomab™ for neuropathic pain and neurotrauma and is in the research phase with Altepan™, which is being studied in models of respiratory disease. For more information, visit www.Lpath.com.

About Forward-Looking Statements: Lpath cautions you that the statements included in this press release that are not a description of historical facts are forward-looking statements. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in Lpath’s business, including, without limitation: the final results of Lpath’s preclinical studies and clinical trials may be different from interim data results and may not support further clinical development and/or the commercialization of ASONEP or of its other drug candidates; Lpath may not successfully complete its existing and any additional clinical trials for its drug candidates on a timely basis, or at all; Lpath may fail to obtain required governmental approvals for any of its drug candidates; Lpath may not be successful in maintaining its commercial relationship with Pfizer Inc. or any third party that acquires Pfizer’s exclusive option to iSONEP; and Lpath may not be able to secure the funds necessary to support its preclinical-development and clinical-development plans. More detailed information about the risk factors and uncertainties that may affect the realization of forward-looking statements is set forth in Lpath’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its other filings with the SEC. Such documents may be read free of charge on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which are effective only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Lpath undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

CONTACT:

Scott R. Pancoast

President and CEO

Lpath, Inc.

858-926-3200

spancoast@lpath.com

INVESTOR CONTACTS:

Canale Communications

Rachel Hutman

619-849-5384

rachel@canalecomm.com